For Immediate Release

Contact:	Alex Lombardo (Investors) Treasurer (703) 573-9317	Erin Payne (Media) Director of Public Relations (608) 661-4775

Great Wolf Resorts Reports First-Quarter 2005 Earnings

MADISON, Wis., May 5, 2005—Great Wolf Resorts, Inc. (NASDAQ: WOLF), the nation’s largest owner, operator and developer of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities, today reported results for the quarter ended March 31, 2005.

For the quarter ended March 31, 2005, the company reported (amounts in thousands, except per share data):

Net income (loss)	$(2,325)

Net income (loss) per diluted share	$(0.08)

Adjusted EBITDA	$7,066

Adjusted net income	$766

Adjusted net income per diluted share	$0.03

Revenues	$26,996

Adjusted EBITDA and Adjusted net income are non-GAAP financial measures within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the “Non-GAAP Financial Measures” section of this press release. Reconciliations of Adjusted EBITDA and Adjusted net income are provided in the tables of this press release.

Operating statistics for the company’s portfolio of resorts for the quarter were as follows:

	All Properties	Same Store Comparison (a)
	First Quarter
	2005	First Quarter 2005	First Quarter 2004	Increase (Decrease)
				$		%

Occupancy	69.9%	71.7%	68.0%		N/A	5.4%

ADR	$211.17	$216.58	$209.67		$6.91	3.3%

RevPAR	$147.55	$155.33	$142.66		$12.67	8.9%

Total RevPOR	$315.04	$311.44	$304.44		$7.00	2.3%

Total RevPAR	$220.13	$223.36	$207.14		$16.22	7.8%

(a) Same store comparison includes properties that were open for the full periods in 2004 and 2005.

“We enjoyed a solid first quarter, our first full quarter since our initial public offering in December 2004,” said John Emery, chief executive officer. “March revenues were particularly strong, principally due to the timing of the Easter holiday and school spring breaks. One of our key indicators is same store total revenue per available room, or Total RevPAR, which includes all revenue sources at the resort and is a good measure of our overall performance. Same store Total RevPAR in the first quarter increased 7.8 percent. Our resorts were all at or near their expected operating results for the quarter. We saw particular strength in the Traverse City and Kansas City markets, with Total RevPAR increases of 12.8% and 20.7% at these resorts.”

“We continue to receive very positive feedback from our guests about the Great Wolf Resorts family experience,” Emery noted. “As we expand our brands to more and more locations, increasing numbers of families are staying with us and then coming back for repeat visits or referring others to our resorts. We believe this is a particularly telling indicator of guest satisfaction.”

Emery added that the company achieved a number of milestones during the quarter, including the opening of its sixth property—an 83-acre, 301-suite resort in Williamsburg, Virginia. “We opened the facility ahead of schedule and have had a terrific reception in the Williamsburg market. Our advance bookings for the summer look very strong.”

At the heart of the Williamsburg resort is a 66,000 square foot indoor entertainment area, featuring one of the nation’s largest indoor waterparks, four stories high with 300,000 gallons of water, eight waterslides and six pools, including a giant indoor wave pool. The property also includes an Aveda® Concept Spa, an arcade and game room, multiple restaurants, confectionery café, gift emporium, fitness center, and more than 7,000 square feet of meeting space, including a state-of-the-art, audio/visual meeting symposium.

“Also during the quarter, we announced the promotion of Kimberly Schaefer to the position of chief operating officer of the company,” said Emery. “She previously was our chief brand officer and has been with the company since 1995. In her new role, she will oversee all aspects of our resort operations, including brand development and marketing. Kim’s nearly 20 years of hospitality operating and finance experience matches up well with our growth strategies, and she has exceptional leadership skills.

Development Activity

“Construction continues on our Great Wolf Lodge in the Pocono Mountains in Pennsylvania, and we are on schedule to open in the fall of 2005,” Emery said. “And, we are on target to open in 2006 the Great Wolf Lodge in Niagara Falls, Ontario, which is being built by an affiliate of Ripley Entertainment, Inc. and licensed from and operated by Great Wolf Resorts.

“We also just announced an exciting joint venture with Paramount Parks, a unit of Viacom Inc., to develop a 39-acre, $100+ million Great Wolf Lodge resort at Paramount’s Kings Island in Mason, Ohio (just north of Cincinnati),” Emery added. “We will operate the resort under our Great Wolf Lodge brand and will maintain a majority of the equity position in the project. Paramount will have a minority equity interest in the development by contributing the land needed for the resort.”

“Our business plan calls for the development of two owned resorts a year,” Emery said. “We expect to announce our next new-development project soon and continue to actively seek strategic relationships to expand and enhance our brands.”

Capital Structure

During the first quarter the company repaid the construction loans on its Williamsburg and Pocono Mountains resorts. “We used a combination of available cash from our IPO and net proceeds from the $50 million of Trust Preferred Securities (TPS) we issued in March,” said James A. Calder, chief financial officer. “The TPS are unsecured, have a 30-year maturity, carry a fixed rate of 7.80 percent for the first 10 years, and are callable after five years with no prepayment penalty. By issuing the TPS and eliminating two floating-rate, short-term construction loans, we increased our average debt maturity to 15 years, increased the share of our total indebtedness subject to fixed rates to over 80 percent, and removed first mortgages from two flagship assets. Although we believe our current capital structure is well-positioned to fund our development plans, we will continue to look for opportunities to add long-term flexibility and value in our capital structure.”

Key Financial Data

As of March 31, 2005, Great Wolf Resorts had:

•	Total cash and cash equivalents of $67 million

•	Total secured debt of $105.7 million

•	Total unsecured debt of $51.5 million

•	Weighted average cost of total debt of 7.3%

•	Weighted average debt maturity of 15 years

Outlook and Guidance

The company provides the following outlook and earnings guidance for the second, third, and fourth quarters and for the full year 2005 (amounts in thousands, except per share data):

	Second Quarter		Third Quarter
	Low	High	Low	High
Net income (loss)	$(400)	$200	$9,700	$10,900
Net income (loss) per diluted share	$(0.01)	$0.01	$0.32	$0.36
Adjusted EBITDA (a)	$8,000	$9,000	$25,400	$27,400
Adjusted net income (loss) (a)	$(100)	$500	$10,300	$11,500
Adjusted net income per diluted	$0.00	$0.02	$0.34	$0.38
share
	Fourth Quarter		Full Year 2005

	Low	High	Low	High

Net income (loss)	$(1,400)	$(800)	$5,600	$8,000
Net income (loss) per diluted share	$(0.05)	$(0.03)	$0.18	$0.26
Adjusted EBITDA (a)	$9,500	$10,500	$50,000	$54,000
Adjusted net income (loss) (a)	$(560)	$40	$10,400	$12,800
Adjusted net income (loss) per	$(0.02)	$0.00	$0.34	$0.42

diluted share

(a)	For reconciliations of Adjusted EBITDA and Adjusted net income (loss), see the tables accompanying this press release.

Great Wolf Resorts will hold a conference call to discuss its first-quarter results today, May 5, at 10 a.m. Eastern time. Stockholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Great Wolf Resorts’ Web site, www.greatwolfresorts.com, or www.streetevents.com, or may call (800) 257-3041, reference number 11029406. A recording of the call will be available by telephone until midnight on Thursday, May 12th by dialing (800) 405-2236, reference number 11029406. A replay of the conference call will be posted on Great Wolf Resorts’ Web site through June 5, 2005.

Great Wolf Resorts is the leader in indoor waterpark destination resorts and owns and operates its family resorts under the Great Wolf Lodge and Blue Harbor Resort brands. Great Wolf Resorts is a fully integrated resort company and owns and/or manages Great Wolf Lodge locations in: Wisconsin Dells, Wisconsin; Sandusky, Ohio; Traverse City, Michigan; Kansas City, Kansas; Williamsburg, Virginia; the Pocono Mountains, Pennsylvania (scheduled to open in Fall 2005) and Niagara Falls, Ontario (scheduled to open in 2006); and Blue Harbor Resort & Conference Center in Sheboygan, Wisconsin.

The company’s resorts are family-oriented destination facilities that generally feature 300 to 400 rooms and a large indoor entertainment area measuring 40,000 – 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness centers, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the company’s Web site at www.greatwolfresorts.com

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of the company’s historical or future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that Great Wolf Resorts believes are useful to investors. They are as follows: (i) Adjusted EBITDA and (ii) Adjusted net income. The following discussion defines these terms and presents the reasons the company believes they are useful measures of its performance.

Great Wolf Resorts defines Adjusted EBITDA as net income plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash employee compensation, (e) costs associated with early extinguishment of debt and (f) pre-opening costs of resorts under development. The company defines Adjusted net income as net income without the effects of (a) non-cash employee compensation, (b) costs associated with early extinguishment of debt, and (c) pre-opening costs of resorts under development.

Adjusted EBITDA and Adjusted net income as calculated by the company are not necessarily comparable to similarly titled measures by other companies. In addition, adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the company’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or the company’s other financial information as determined under GAAP. Also, Adjusted net income does not represent net income as defined by GAAP.

Management believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because a significant portion of its assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP. Because depreciation and amortization are non-cash items, management believes that presentation of Adjusted EBITDA is a useful measure of the company’s operating performance. Also, management believes measures such as Adjusted EBITDA are widely used in the hospitality and entertainment industries to measure operating performance.

Similarly, management believes Adjusted net income is a useful performance measure because certain items included in the calculation of unadjusted net income may either mask or exaggerate trends in the company’s ongoing operating performance. Furthermore, performance measures that include these types of items may not be indicative of the continuing performance of the company’s underlying business. Therefore, the company presents Adjusted EBITDA and Adjusted net income because they may help investors to compare Great Wolf Resorts’ ongoing performance before the effect of various items that do not directly affect the company’s ongoing financial performance.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, the company’s ability to develop new resorts or further develop existing resorts on a timely or cost efficient basis, competition in its markets, the company’s ability to manage growth, potential accidents or injuries at its resorts, its ability to achieve or sustain profitability, changes in family vacation patterns and consumer spending habits, downturns in its industry segment and extreme weather conditions, the company’s ability to attract a significant number of guests from its target markets, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, and the company’s ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

# # #

Great Wolf Resorts, Inc.
Consolidated Statement of Operations
(in thousands, except per share amounts)

Three Months Ended
March 31, 2005
Revenues:
Rooms	$18,076
Food and beverage	4,758
Other resort operations	4,162

Total revenues	26,996

Operating expenses:
Resort departmental expenses	9,670
Selling, general and administrative	7,238
Property operating costs	3,360
Debt extinguishment costs	2,116
Pre-opening costs for resorts under development	2,697
Depreciation and amortization	5,010

Total operating expenses	30,091

Operating income (loss)	(3,095)
Interest income	(292)
Interest expense	1,056

Income (loss) before income taxes	(3,859)
Income tax expense (benefit)	(1,534)

Net income (loss)	$(2,325)

Net income (loss) per share:
Basic	$(0.08)
Diluted	$(0.08)
Weighted average common shares outstanding:
Basic	30,133
Diluted	30,133

Great Wolf Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except per share amounts)

Three Months Ended
March 31, 2005
Net income (loss)	$(2,325)
Adjustments:
Interest expense, net	764
Income tax expense (benefit)	(1,534)
Depreciation and amortization	5,010
Non-cash employee compensation	338
Debt extinguishment costs	2,116
Pre-opening costs for resorts under development	2,697

Adjusted EBITDA (1)	$7,066

Net income (loss)	$(2,325)
Adjustments to net income (loss), net of income taxes:
Non-cash employee compensation	203
Debt extinguishment costs	1,270
Pre-opening costs for resorts under development	1,618

Adjusted net income (loss) (1)	$766

Adjusted net income (loss) per share:
Basic	$0.03
Diluted	$0.03
Weighted average shares outstanding:
Basic	30,133
Diluted	30,340

Great Wolf Resorts, Inc.
Operating Statistics (2)

	Three Months Ended March 31,
	2005	2004
Wisconsin Dells:
Occupancy	65.2%	64.4%
ADR	$190.88	$188.69
RevPAR	$124.51	$121.47
Total RevPOR	$279.30	$269.70
Total RevPAR	$182.18	$173.62
Sandusky:
Occupancy	70.8%	73.8%
ADR	$231.08	$228.75
RevPAR	$163.51	$168.93
Total RevPOR	$328.08	$329.28
Total RevPAR	$232.15	$243.17
Traverse City:
Occupancy	82.9%	73.3%
ADR	$224.15	$224.32
RevPAR	$185.76	$164.51
Total RevPOR	$324.67	$325.36
Total RevPAR	$269.07	$238.61
Kansas City:
Occupancy	68.7%	61.2%
ADR	$219.86	$194.15
RevPAR	$150.97	$118.77
Total RevPOR	$312.50	$290.65
Total RevPAR	$214.58	$177.80
Sheboygan:
Occupancy	56.2%	—
ADR	$159.79	—
RevPAR	$89.83	—
Total RevPOR	$327.80	—
Total RevPAR	$184.27	—

We define our operating statistics as follows:

Occupancy is calculated by dividing total occupied rooms by total available rooms.

Average daily rate (ADR) is the average daily room rate charged and is calculated by dividing total rooms revenue by total occupied rooms.

Revenue per available room (RevPAR) is the product of (a) occupancy and (b) ADR.

Total revenue per occupied room (Total RevPOR) is calculated by dividing total resort revenue (including revenue from rooms, food and beverage, and other amenities) by total occupied rooms.

Total revenue per available room (Total RevPAR) is the product of (a) occupancy and (b) Total RevPOR.

Great Wolf Resorts, Inc.
Reconciliations of Outlook Financial Information (3)
(in thousands, except per share amounts)

	Three Months Ending	Three Months Ending	Three Months Ending	Year Ending
	June 30, 2005	September 30, 2005	December 31, 2005	December 31, 2005
Net income (loss) (4)	$(100)	$10,300	$(1,100)	$6,800
Adjustments:
Interest expense, net	1,900	2,000	2,800	7,400
Income tax expense (benefit)	(100)	6,800	(800)	4,500
Depreciation and amortization	6,300	6,300	7,700	25,300
Non-cash employee compensation	—	—	—	300
Debt extinguishment costs	—	—	—	2,100
Pre-opening costs of resorts under development	500	1,000	1,400	5,600

Adjusted EBITDA (1)	$8,500	$26,400	$10,000	$52,000

Net income (loss) (4)	$(100)	$10,300	$(1,100)	$6,800
Adjustments to net income (loss), net of income taxes:
Non-cash employee compensation	—	—	—	180
Debt extinguishment costs	—	—	—	1,260
Pre-opening costs of resorts under development	300	600	840	3,360

Adjusted net income (loss) (1)	$200	$10,900	$(260)	$11,600

Net income (loss) per share:
Basic	$(0.00)	$0.34	$(0.04)	$0.23
Diluted	$(0.00)	$0.34	$(0.04)	$0.22
Adjusted net income (loss) per share:
Basic	$0.01	$0.36	$(0.01)	$0.38
Diluted	$0.01	$0.36	$(0.01)	$0.38
Weighted average shares outstanding:
Basic	30,133	30,133	30,133	30,133
Diluted	30,340	30,340	30,133	30,340

(1) See discussions of Adjusted EBITDA and Adjusted net income located in the “Non-GAAP Financial Measures” section of this press release.

(2) Operating statistics for individual resorts are only presented for resorts that were open for the entire quarter ended March 31, 2005.

(3) Our outlook reconciliations use the mid-points of our estimates of Adjusted EBITDA and Adjusted net income.

(4) Net income for year ending December 31, 2005 includes a gain of $4,800, net of income taxes, on sale of condominiums.